Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

For Tender of Shares of Common Stock

of

DIMENSION THERAPEUTICS, INC.

a Delaware corporation

at

$6.00 NET PER SHARE

Pursuant to the Offer to Purchase dated October 10, 2017

by

MYSTIC RIVER MERGER SUB INC.

a wholly-owned subsidiary of

ULTRAGENYX PHARMACEUTICAL INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M., EASTERN TIME, ON NOVEMBER 6, 2017, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, par value $0.0001 per share (the “Shares”), of Dimension Therapeutics, Inc., a Delaware corporation (“Dimension”), are not immediately available and cannot be delivered to American Stock Transfer & Trust Company, LLC (the “Depositary”) prior to the expiration of the Offer, (ii) the procedure for book-entry transfer cannot be completed prior to the expiration of the Offer or (iii) the holder of Shares cannot deliver all required documents to the Depositary prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by overnight courier or mailed to the Depositary and must include a guarantee by an Eligible Institution (as defined in Section 3 of the Offer to Purchase (as defined below)). See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

By Mail: American Stock Transfer & Trust Company, LLC Operations Center Attention: Reorganization Department P.O. Box 2042 New York, NY 10272-2042	By Overnight Courier: American Stock Transfer & Trust Company, LLC Operations Center Attention: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219

FACSIMILE: (718) 234-5001

CONFIRM: (877) 248-6417

The above number is for confirmation of facsimiles only. Do NOT call this number for questions on the Offer. All questions on the Offer should be directed to the Information Agent listed in the Offer to Purchase.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN SECTION 3 OF THE OFFER TO

PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (as defined below) or an Agent’s Message (as defined in Section 3 of the Offer to Purchase) and certificates for Shares (or Book-entry Confirmation, as defined in Section 3 of the Offer to Purchase) to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution. A Notice of Guaranteed Delivery for physical share presentation by a broker or The Depository Trust Company (“DTC”) participant must be FAXED to the Depositary before it is covered.

Ladies and Gentlemen:

The undersigned hereby tenders to Mystic River Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Ultragenyx Pharmaceutical Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 10, 2017 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, the number of Shares specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Shares tendered by the Notice of Guaranteed Delivery will be excluded from the calculation of the Minimum Tender Condition (as defined in the Offer to Purchase), unless such Shares and other required documents are received by the Depositary by the Expiration Date (as defined in the Offer to Purchase).

Number of Shares and Certificate No.(s) (if available)

☐ Check here if Shares will be tendered by book-entry transfer.

Name of Tendering Institution:

DTC Account Number:

Dated:

Name(s) of Record Holder(s):

(Please type or print)

Address(es):
(Zip Code)

Area Code and Tel. No.:
(Daytime telephone number)

Signature(s):

Notice of Guaranteed Delivery

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution, hereby (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (ii) within two trading days (as such term is defined in the Offer to Purchase) after the date hereof, guarantees (A) delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal with any required signature guarantees or (B) a Book-entry Confirmation of the Shares tendered hereby into the Depositary’s account at DTC (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with an Agent’s Message (defined in Section 3 of the Offer to Purchase) in lieu of such Letter of Transmittal, and any other required documents.

Name of Firm:

Address:

(Zip Code)

Area Code and Telephone No.:

(Authorized Signature)

Name:
(Please type or print)

Title:

Date:

NOTE:	DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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